Exhibit 10.10

EPSILON ENERGY LTD.

SHARE COMPENSATION PLAN

1.                                      The Plan

A Share Compensation Plan (the “Plan”), pursuant to which common shares (the “Shares”) in the capital of Epsilon Energy Ltd. (the “Corporation”) may be issued directly to one or more directors, officers, key employees or consultants of the Corporation on an annual basis, is established on the terms and conditions set out below.

2.                                      Purpose

The purpose of this Plan is to advance the interests of the Corporation by: (i) increasing the proprietary interests of the directors, officers, key employees and consultants in the Corporation; (ii) aligning the interests of the directors, officers, key employees and consultants with the interests of the Corporation’s shareholders generally; (iii) encouraging retention of directors, officers, key employees and consultants; and (iv) providing the directors, officers, key employees and consultants with an additional incentive in their efforts on behalf of the Corporation.

3.                                      Administration

This Plan shall be administered by the board of directors of the Corporation (the “Board of Directors”).

The Board of Directors is authorized to: (i) calculate and provide for the issuance of the Shares in accordance with the terms of this Plan; (ii) construe and interpret this Plan; (iii) prescribe, amend and rescind rules and regulations relating to this Plan, and (iv) make all other determinations necessary or advisable for the administration of this Plan.  All determinations and interpretations made by the Board of Directors shall be binding on all Participants (as defined below) and on their legal, personal representatives and beneficiaries.

Notwithstanding the foregoing, or any other provision contained in the Plan, the Board of Directors shall have the right to delegate the administration and operation of this Plan, in whole or in part, to a committee of the Board of Directors.  Whenever referred to in the Plan, the term “Board of Directors” shall be deemed to include any committee to which the Board of Directors has, fully or partially, delegated responsibility and/or authority relating to the Plan or the administration and operation of this Plan pursuant to this section 3.

4.                                      Eligible Participants

(a)                                 From time to time, the Board of Directors may designate one or more directors, officers, key employees and consultants of the Corporation or a subsidiary of the Corporation as “Participants” for the purposes of the Plan.  Any director, officer, key employee or consultant of the Corporation or a subsidiary of the Corporation who has (i) been designated as a Participant for the purposes of the Plan, and (ii) who agrees to participate in the Plan on such terms as the Board of Directors may specify at the time he or she is designated as a Participant, shall become a Participant in the Plan.

(b)                                 Participation in the Plan shall be entirely voluntary and any decision not to participate shall not affect any employment or office of any director, officer, key employee or consultant of the Corporation or any subsidiary of the Corporation.

5.                                      Shares for Compensation

In 2017 and in each year thereafter, subject to subsection 6(b) and the other terms and conditions set out in the Plan, each Participant shall, on the day or days of each fiscal year (the “Current Year”) as determined by the Board of Directors, be issued Shares of the Corporation in an amount up to 100% of the Participant’s compensation paid by the Corporation in consideration of the Participant’s service for the Current Year divided by the market price (as defined in the TSX Company Manual) of the Shares on the Toronto Stock Exchange (the “TSX”) at the date of issuance of the Shares in the Current Year.

6.                                      Shares Subject to Plan

(a)                                 Subject to section 8 below, the securities that may be acquired by Participants shall be deemed to be fully authorized and issued Shares of the Corporation.

(b)                                 2,000,000 Shares are reserved for issuance under this Plan.

(c)                                  The full amount of the consideration notionally received by the Corporation for the Shares issued pursuant to this Plan shall be added to the stated capital account for the class of shares subscribed for.

(d)                                 The maximum number of Shares reserved for issuance at any time, pursuant to the Plan together with any other security based compensation arrangement, to insiders (as such term is defined in the TSX Company Manual) shall not exceed 10% of the outstanding Shares and the number of Shares issued within one year, pursuant to the Plan and under any other security based compensation arrangement, to insiders shall not exceed 10% of the outstanding Shares.

(e)                                  The Board of Directors may, in its sole discretion, impose restrictions on any Shares issued pursuant to the Plan.  These restrictions may include, but are not limited to, vesting periods and trading restrictions for a period of time, as determined by the Board of Directors, from the date of issuance.

7.                                      Maintenance of Sufficient Capital

The Corporation shall at all times during the term of this Plan ensure that the number of Shares it is authorized to issue shall be sufficient to satisfy the Corporation’s obligations under this Plan.

8.                                      Adjustments

(a)                                 The number of Shares subject to the Plan shall be increased or decreased proportionately in the event of the subdivision or consolidation of the outstanding Shares of the Corporation.

(b)                                 Adjustments under this section 8 shall be made by the Board of Directors, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

9.                                      Ceasing to be a Director, Officer, Employee or Consultant

If any Participant shall cease to hold the position of director, officer, employee or consultant of the Corporation for any reason, his right to be issued Shares pursuant to the Plan will terminate immediately.

Neither the selection of any person as a Participant nor the issuance of a Share to any Participant under this Plan shall:  (i) confer upon such Participant any right to continue as a director, officer, employee or consultant of the Corporation;  or (ii) be construed as a guarantee that the Participant will continue as a director, officer, employee or consultant of the Corporation.

10.                               Amendment and Termination of Plan

(a)                                 Subject to the exceptions set out below the Board of Directors may amend or terminate this Plan at any time without the approval of the shareholders of the Corporation or any Participant, in order to conform this Plan, as the case may be, to applicable law or regulation or the requirements of any regulatory authority.

(i)                  amendments of a “housekeeping” nature including, without limiting the generality of the foregoing, any amendment for the purpose of curing any ambiguity, error or omission in the Plan to correct or supplement any provision of the Plan that is inconsistent with any provision of the Plan;

(ii)               amendments necessary to comply with the provisions of applicable law (including, without limitation, the rules, regulations and policies of the TSX);

(iii)             amendments necessary in order for awards to qualify for favourable treatment under applicable taxation laws;

(iv)           amendments respecting administration of the Plan;

(v)              any amendment regarding the terms and conditions in respect of Shares granted pursuant to the Plan;

(vi)           amendments necessary to suspend or terminate the Plan in accordance with applicable law;  and

(vii)       any other amendment, whether fundamental or otherwise, not requiring shareholder approval under applicable law.

Shareholder approval will be required for the following types of amendments:

(i)                 amendments to the number of Shares reserved for issuance under the Plan; and

(ii)              amendments required to be approved by shareholders under applicable law (including, without limitation, the rules, regulations and policies of the TSX).

Except as expressly set out in this Plan, no action of the Board of Directors of the Corporation or shareholders shall alter or impair the rights of a Participant, under any award previously granted to the Participant.

(b)                                 The Board of Directors may amend or terminate this Plan for any reason other than the reasons set out in subsection 10(a), subject to the approval of any relevant regulatory authority and the approval of the shareholders of the Corporation if required by such regulatory authority. No such amendment or termination will, without the consent of a Participant, alter or impair any rights which have accrued to him prior to the effective date thereof.

(c)                                  The Plan, and any amendments to the Plan, shall be subject to acceptance and approval by the TSX.  Any Shares granted prior to such approval and acceptance shall be conditional upon such approval and acceptance being given.

11.                               Approvals

The obligation of the Corporation to issue and deliver Shares in accordance with this Plan and Shares issued under this Plan is subject to applicable securities legislation and to the receipt of any approvals that may be required from any regulatory authority or stock exchange having jurisdiction over the securities of the Corporation.  If Shares cannot be issued to a Participant for any reason whatsoever, the obligation of the Corporation to issue such Shares shall terminate.

12.                               Stock Exchange Rules

This Plan shall comply with the requirements from time to time of the TSX or such other stock exchange or exchanges on which the Shares are listed.

13.                               Right to Issue Other Shares

The Corporation shall not by virtue of this Plan be in any way restricted from declaring and paying stock dividends, issuing further Shares, varying or amending its share capital or corporate structure or conducting its business in any way whatsoever.

14.                               Notice

Any notice required to be given by this Plan shall be in writing and shall be given by registered mail, postage prepaid or delivered by courier or by e-mail addressed, if to the Corporation, at its principal address in Houston Texas (attention: Chief Financial Officer) or, if to a Participant, to such Participant at his address as it appears on the books of the Corporation or in the event of the address of any such Participant not so appearing then to the last known address of such Participant or, if to any other person, to the last known address of such person.

15.                               Interpretation

(a)                                 If any date on which any action is required to be taken under this Plan is not a business day at the location of the Corporation’s head office, such action shall be required to be taken on the next succeeding day which is a business day.

(b)                                 Words importing the masculine gender include the feminine or neuter, words in the singular include the plural, a word importing a corporate entity includes an individual, and vice versa.

MADE effective April 13, 2017 and approved by the shareholders of the Corporation on May 24, 2017.